EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael D. Stern, certify that:

1.	I have reviewed this Form 10-KSB/A (Amendment No. 1) of Kreisler Manufacturing Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael D. Stern
Michael D. Stern, Chief Executive Officer
Date: October 27, 2006